EXHIBIT 11.1

                     Transport Corporation of America, Inc.
                    Computation of Earnings per Common Share
               (In thousands, except share and per share amounts)
                                   (unaudited)


                                                     Three months ended            Six months ended
                                                           June 30,                    June 30,
                                                   ------------------------    ------------------------
                                                      1999          1998          1999          1998
                                                   ----------    ----------    ----------    ----------
Net earnings                                       $    3,959    $    2,214    $    6,038    $    3,514
                                                   ==========    ==========    ==========    ==========
Average number of common
    shares outstanding                              6,914,121     6,712,526     6,805,530     6,691,223

Average number of common shares outstanding,
    non-detachable put                              1,200,000             0     1,200,000             0
                                                   ----------    ----------    ----------    ----------
Average number of common shares outstanding,
    including non-detachable put                    8,114,121     6,712,526     8,005,530     6,691,223

Dilutive effect of outstanding stock
    options and warrants                               25,320        73,854        34,406        85,212

Dilutive effect of non-detachable put option          495,641             0       464,618             0
                                                   ----------    ----------    ----------    ----------
Average number of common and dilutive potential
    common shares outstanding                       8,635,082     6,786,380     8,504,554     6,776,435
                                                   ==========    ==========    ==========    ==========
Basic earnings per share                           $     0.49    $     0.33    $     0.75    $     0.53
                                                   ==========    ==========    ==========    ==========
Diluted earnings per share                         $     0.46    $     0.33    $     0.71    $     0.52
                                                   ==========    ==========    ==========    ==========